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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934
                               January 19, 2001
               Date of Report (date of earliest event reported)
                           CYPRESS BIOSCIENCE, INC.
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              (Exact name of Registrant as specified in charter)

        Delaware                         0-12943                22-2389839
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
    of incorporation)                                       Identification No.)



                        4350 Executive Drive, Suite 325
                          San Diego, California 92121
                   (Address of principal executive offices)
      Registrant's telephone number, including area code:  (858) 452-2323

                                      N/A
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         (Former name or former address, if changed since last report)


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Item 2  Acquisition or Disposition of Assets

     On January 19, 2001, Cypress Bioscience, Inc. sold to Fresenius HemoCare, Inc. the U.S. Food and Drug Administration pre-market approvals and applications for the PROSORBA column as well as furniture and equipment used by Cypress in connection with research and development, clinical trial and quality control and sales and marketing efforts associated with the PROSORBA column. In addition, Fresenius HemoCare assumed Cypress' liabilities under a lease for a facility in Redmond Washington and its obligations under contracts relating to PROSORBA, including its royalty obligations under assigned patent licenses. Cypress retained ownership of the patents and trademarks for the PROSORBA column.

     In connection with the sale of assets, Cypress, Fresenius HemoCare and its parent company, Fresenius HemoCare GmbH, restructured the existing license agreement between the parties so that Fresenius HemoCare assumed responsibility for the research and development, clinical trial and sales and marketing of the PROSORBA column in addition to the manufacturing responsibility that Fresenius HemoCare has had since April 1999. The restructured agreement eliminates the profit sharing and expense sharing provisions and substitutes royalty provisions. At the closing, Fresenius HemoCare paid Cypress a license fee, which represents a prepayment of royalties for 10,000 columns in each of next five years beginning with 2001. Cypress is entitled to receive royalties on any sales of columns in excess of the 10,000 columns within any of the five years and for all column sales beyond the five year period. The license fee is not refundable to Fresenius HemoCare under any circumstances.

     Finally, Cypress laid off approximately 34 employees who worked on the PROSORBA related activities that will no longer be handled by Cypress. Fresenius HemoCare has offered employment to these former employees at comparable salary and benefit levels. Fresenius HemoCare also will reimburse Cypress for all PROSORBA related expenses Cypress incurred from January 1, 2001 through the date of closing.

     Fresenius HemoCare paid Cypress approximately $8 million in cash for the assets and the license fee. Cypress was not required to seek approval of its stockholders for the transaction because this sale of assets did not constitute a sale of substantially all of the assets under Delaware law.

     A description of the transaction is set forth in the Press Release issued by the Company dated February 22, 2001, a copy of which is attached hereto as
Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

     (a) The financial statements required by this item will be filed by amendment not later than 60 days after the date of this report.

     (c)  Exhibits

          2.1 Asset Purchase Agreement dated January 19, 2001 by and among Cypress, Fresenius HemoCare and Fresenius HemoCare GmbH

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          2.2  Amended and Restated License and Distribution Agreement dated
               January 19, 2001 by and among Cypress, Fresenius HemoCare and Fresenius HemoCare GmbH*

          99.1 Press Release issued on January 22, 2001 by Cypress.

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*         Confidential treatment has been requested from the Securities and
          Exchange Commission for portions of this exhibit.


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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CYPRESS BIOSCIENCE, INC.


                                  By: /s/ Jay D. Kranzler
                                     ------------------------------------------
                                          Jay D. Kranzler
                                          Chief Executive Officer and President


Date:  January 22, 2001

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                               INDEX TO EXHIBITS


2.1 Asset Purchase Agreement dated January 19, 2001 by and among Cypress, Fresenius HemoCare and Fresenius HemoCare GmbH

2.2 Amended and Restated License and Distribution Agreement dated January 19, 2001 by and among Cypress, Fresenius HemoCare and Fresenius HemoCare GmbH*

99.1.  Press Release issued on January 22, 2001 by Cypress Bioscience, Inc.

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*      Confidential treatment has been requested from the Securities and
       Exchange Commission for portions of this exhibit.




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